Exhibit 10.1

PLACEMENT AGENCY AGREEMENT

May 28, 2024

Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, Ontario M5H 3M7

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, NY 10022

H.C. Wainwright & Co., LLC

430 Park Avenue, 3rd Floor

New York, NY 10022

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Introduction

McEwen Mining Inc., a Colorado corporation (the “Company”), proposes to offer 643,000 shares (the “CEE Shares”) of common stock, no par value (“Common Stock”), that qualify as flow-through shares with respect to “Canadian Exploration Expenses” (as defined below) and 890,000 shares (the “CDE Shares” and together with the CEE Shares, the “Shares”) of Common Stock of the Company that qualify as flow-through shares with respect to “Canadian Development Expenses” (as defined below) on a marketed basis by way of Prospectus Supplement (as defined below) at a price of C$21.23 per CEE Share (the “CEE Subscription Price”), for aggregate gross proceeds of C$13.7 million, and at a price of C$18.41 per CDE Share (the “CDE Subscription Price”), for aggregate gross proceeds of C$16.4 million, upon and subject to the terms and conditions contained herein (the “Offering”). The documents executed and delivered by the Company and the Purchasers in connection with the Offering, including, without limitation, a Subscription Agreement (as defined below), shall be collectively referred to herein as the “Transaction Documents.” The Co-Placement Agents (as defined below) may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

Upon and subject to the terms and conditions set forth herein, the Company hereby appoints Cantor Fitzgerald Canada Corporation (“CFCC”), Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC as the co-lead placement agents (each a “Placement Agent” and collectively, the “Co-Placement Agents”) to lead a syndicate of agents in connection with the Offering (the “Syndicate”), and the Co-Placement Agents hereby agree to act as exclusive Co-Placement Agents for the Company and to use commercially reasonable efforts to offer for sale and seek subscriptions for or commitments to purchase, if, as and when issued by the Company, the Shares by the acceptance of this Placement Agency Agreement (the “Agreement”).

Section 1.            Flow-Through Offering.

It is understood that the Purchasers in one or more of the provinces of Canada (except Québec) (the “Canadian Jurisdictions”) shall purchase the CEE Shares and/or CDE Shares pursuant to a Prospectus Supplement (as defined below), subject to acceptance by the Company and applicable Canadian Securities Laws of the jurisdiction in which the Purchaser is resided or located, acting reasonably, of the Subscription Agreements (as defined below), and the Company will sell such number of Shares to be purchased by such Purchasers. Shares acquired by Purchasers shall be purchased under Subscription Agreements. Where such Subscription Agreements are entered into by the Co-Placement Agents on behalf of Purchasers, the Co-Placement Agents acknowledge and agree that they will have sufficient authority to execute the Subscription Agreements on such basis.

The Company has agreed to renounce CEE Resource Expenses (as defined below) equal to the CEE Commitment Amount (as defined below) to the CEE Purchasers (as defined below) with an effective date no later than December 31, 2024.

The Company has agreed to renounce:

(i)	CDE Resource Expenses (as defined below) equal to the First Tranche CDE Commitment Amount (as defined below) to the CDE Purchasers (as defined below) with an effective date no later than March 31, 2025;

(ii)	CDE Resource Expenses equal to the Second Tranche CDE Commitment Amount (as defined below) to the CDE Purchasers with an effective date no later than September 30, 2025; and

(iii)	CDE Resource Expenses equal to the Third Tranche CDE Commitment Amount (as defined below) to the CDE Purchasers with an effective date no later than December 31, 2025.

Certain terms used herein are defined in Section 16 hereof.

The Company hereby confirms its agreement with the Co-Placement Agents as follows:

Section 2.            Agreement to Act as Placement Agent.

(a)         On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Co-Placement Agents shall be the exclusive placement agents in connection with the offering and sale by the Company of the Shares pursuant to the Company’s registration statement on Form S-3 (File No. 333-275324) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Co-Placement Agents and the prospective Purchasers (as defined below). The Co-Placement Agents will act on a reasonable best-efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Co-Placement Agents or any of their respective “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Co-Placement Agents shall act solely as the Company’s agents and not as principal. The Co-Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at the closing of the Offering (the “Closing” and the date on which the Closing occurs, the “Closing Date”). The Closing shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Shares directly to the account designated by the Co-Placement Agents and, upon receipt of such Shares, the applicable Co-Placement Agent shall electronically deliver such Shares to the applicable Purchaser and payment shall be made by such Co-Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, on the Closing Date, the Company shall pay to the Co-Placement Agents the fees and expenses set forth below:

(i)            A cash fee equal to 5.0% of the gross proceeds received by the Company from the sale of the Shares at the Closing, which shall be allocated 77.5% to Cantor and 7.5% to each of A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC.

(ii)           The Company agrees to reimburse the Co-Placement Agents’ out of pocket expenses in an amount of up to US$110,000 payable immediately upon the Closing of the Offering, in addition to the expenses described in Section 8 of this Agreement; provided, however, that such expense cap herein in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(b)         The term of the Co-Placement Agents’ exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 2 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Co-Placement Agents or their respective Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.            Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Co-Placement Agents as of the date hereof, and as of the Closing Date, as follows:

(a)         The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was filed on November 6, 2023 and declared effective on January 2, 2024 for the registration of the Shares under the Securities Act. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. The Company has also filed a preliminary and final multijurisdictional disclosure system prospectus (collectively, the “Canadian Base Prospectus”) accompanying the Registration Statement (as defined below) with applicable Canadian Regulators in accordance with NI 71-101, and each of the Canadian Base Shelf Prospectus was receipted by such Canadian Regulators. Following the determination of pricing among the Company and the prospective Purchasers introduced to the Company by the Co-Placement Agents, the Company will file with the Commission pursuant to Rules 430B and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus supplement relating to the placement of the Shares, their respective pricings and the plan of distribution thereof and will advise the Co-Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”, such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness is hereinafter called the “Base Prospectus”; the prospectus supplement in the form in which it will be filed with the Commission pursuant to Rule 424(b), and the multijurisdictional disclosure system prospectus supplement to the Canadian Base Prospectus complying with NI 71-101 that will be filed with the Canadian Regulators in the Canadian Jurisdictions, are hereinafter collectively called the “Prospectus Supplement” and together with the Base Prospectus and the Canadian Base Prospectus as each may be amended or supplemented is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, the Prospectus Supplement or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, any prospectus supplement, any subscription agreement between the Company and the Purchasers, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Base Prospectus, the Final Prospectus, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement or intends to commence a proceeding for any such purpose.

(b)         The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement, there are no documents required to be filed with the Commission and the applicable Canadian Regulators in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Base Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission and the applicable Canadian Regulators in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

(c)         Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package.

(d)         The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Transaction Documents, and the Time of Sale Disclosure Package and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby and under the Time of Sale Disclosure Package have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)         The execution, delivery and performance by the Company of this Agreement, the Transaction Documents and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)          The Company is not the subject of a cease trade order, management cease trade order, de-listing or any other order preventing or suspending trading of any securities of the Company issued by the Commission, Canadian Regulators, the New York Stock Exchange (the “NYSE”) or the Toronto Stock Exchange (the “TSX”), or any of them, and the Company is, to its knowledge, not aware of any such order being contemplated or threatened by the Commission, Canadian Regulators, the NYSE or the TSX, or any of them.

(g)         The Company is a reporting issuer, or the equivalent thereof, in each of the Canadian Jurisdictions, and is in compliance in all material respects with timely filing and continuous disclosure obligations under Canadian Securities Laws, and is not included on a list of defaulting reporting issuers maintained by any of the securities regulators in any of the provinces and territories of Canada.

(h)         All disclosure and filings on the Public Record and fees required to be made and paid by the Company and its Subsidiaries pursuant to the Canadian Securities Laws, including U.S. securities laws have been made and paid, and the Company has not filed any confidential material change reports. (i) No document contained in the Public Record contains a material misstatement or omission of a material fact, and (ii) all such documents complied to form in all material respects with applicable Canadian Securities Laws, including applicable U.S. securities laws, provided that, in the case of both (i) and (ii), as at the date such documents were respectively filed in the Public Record (the “Public Record Qualification”). All references to the Public Record in this Agreement are subject to the Public Record Qualification.

(i)          The Company has complied with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”), required to be complied with by the Company to qualify the distribution of the Shares to the public as contemplated hereby in each of the Canadian Qualifying Jurisdictions (other than the Province of Quebec) except for the filing of the Prospectus Supplement in Canada.

(j)          Each of the Company and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization with corporate power and authority to own or lease its assets, as the case may be, and to operate its properties and conduct its business as described in the Public Record, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect.

(k)         All outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances, except as set forth in the Public Record. The outstanding shares of capital stock of each Subsidiary of the Company were issued in compliance with all applicable securities laws and in accordance with the organizing documents of each entity, as applicable, and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(l)          The Company’s authorized, issued and outstanding equity capitalization is as set forth in the Public Record (other than for issuances pursuant to this Agreement). The Common Stock of the Company conforms in all material respects to the description thereof contained in the Public Record. The outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance in all material respects with all applicable securities laws, including Canadian Securities Laws and applicable U.S. state and federal securities laws, and in accordance with the Company’s organizing documents. None of the outstanding shares of Common Stock of the Company were issued in violation of any pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has corporate power and authority to issue the Shares. The Shares being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Co-Placement Agents pursuant to this Agreement, will be fully paid and non-assessable and will not be issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. The holders of outstanding shares of capital stock of the Company are not entitled to pre-emptive rights, resale rights, rights of first refusal or similar rights to subscribe for the Shares.

(m)        The Company and its Subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements of the Company included in the Public Record any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Public Record; and, since the date of the last interim financial statements of the Company for the three months ended March 31, 2024 and 2023 included in the Public Record, there has not been (i) any material increase or decrease in the capital stock or material increase in the long-term debt of the Company or its Subsidiaries, taken as a whole, (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, properties, assets, liabilities, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, taken as a whole, that could reasonably be expected to have a Material Adverse Effect, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, except in each case as set forth in the Public Record.

(n)         Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described herein will be, an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)         No consent, approval, authorization, or filing with or order of any Governmental Authority is required in connection with the transactions contemplated herein, except (1) such as may be required under applicable U.S. federal and state securities laws or Canadian Securities Laws in connection with the distribution of the Shares, and (2) such as may be required by the NYSE and the TSX. No approval of the Company’s shareholders is required in connection with the transactions contemplated herein.

(p)         None of the issue and sale of the Shares, the execution and delivery by the Company of this Agreement or the Subscription Agreements and the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to (1) the organizational documents of the Company or any of its Subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, that individually or in the aggregate would have a Material Adverse Effect, (3) any statute, law, rule, or regulation, that individually or in the aggregate would have a Material Adverse Effect, or (4) any judgment, writ, injunction, ruling, order or decree of any Governmental Authority, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, that individually or in the aggregate would have a Material Adverse Effect.

(q)         The representations and warranties of the Company in the Subscription Agreements are true and correct.

(r)          The consolidated historical financial statements and notes and schedules thereto of the Company and its Subsidiaries included in the Public Record are all of the financial statements of the Company required to have been filed with the Canadian Regulators or with the Commission, and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates, for the periods indicated and on the basis stated therein, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the applicable Canadian Regulators, where applicable, and have been prepared in all material respects in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data contained in the Public Record is accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Public Record that would otherwise be required to be described therein; and all disclosures contained in the Public Record regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K promulgated under the Act, to the extent applicable.

(s)         No action, suit, investigation or proceeding by or before any Governmental Authority, domestic or foreign, involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Public Record. The aggregate of all pending legal, regulatory or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Public Record, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect, and there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the applicable U.S. state and federal securities laws or Canadian Securities Laws to be described in the Public Record.

(t)          Each of the Company and each of its Subsidiaries, directly or indirectly, owns, leases or has other contractual rights to all such properties as are necessary to the conduct of its operations as presently conducted; the Company and its Subsidiaries have good and marketable title to all real property owned by them in fee simple, defensible title to all unpatented mining claims owned by them (subject, as applicable, to the paramount title of the U.S.), and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and its Subsidiaries) except (i) liens or encumbrances described in the Public Record, or (ii) such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Except as described in the Public Record, the Company and its Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company and its Subsidiaries have an interest as described in the Public Record under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts or instruments, sufficient to permit the Company or applicable Subsidiary to explore the minerals relating thereto. Except as described in the Public Record, all property, leases or claims in which the Company or any Subsidiary has an interest or right, have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect. Except as described in the Public Record, the Company and its Subsidiaries have or reasonably anticipate receiving in due course all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and its Subsidiaries have an interest as described in the Public Record granting the Company or applicable Subsidiary the right and ability to explore for minerals, ore and metals as are appropriate in view of the rights and interest therein of the Company or applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Company or applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, contracts, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a Subsidiary where the failure to be so would have a Material Adverse Effect. The Company is not aware of any reason that it is not or would not be entitled to do all of the exploration contemplated in the Public Record to be undertaken by 10393444 Canada Inc.

(u)         No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or affiliates of the Company or any of its Subsidiaries, on the other hand, that are required by the applicable U.S. state and federal securities laws or Canadian Securities Laws to be described in the Public Record that is not so described in the Public Record.

(v)         Neither the Company nor any Subsidiary of the Company is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) and (3) will have, or after any required notice and passage of any applicable grace period, would have, a Material Adverse Effect.

(w)        Ernst & Young LLP (Toronto, Canada) and Ernst & Young LLP (Argentina) (collectively, the “Accountants”) who have each audited or reviewed certain financial statements of the Company and its Subsidiaries and, if applicable, delivered their respective report with respect to the audited consolidated financial statements and schedules included in the Public Record, are and, during the periods covered by their report, were each independent registered public accounting firms with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder, the rules of the Public Company Accounting Oversight Board (“PCAOB”). To the knowledge of the Company, the Accountants are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and is each a “registered public accounting firm” as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the Company’s knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), with respect to the Company.

(x)          Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(r) above in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries is being contested or have not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

(y)         No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect.

(z)          The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, other than as described in the Public Record; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aa)        Except as set forth in the Public Record, all mining operations on the properties of the Company and its Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and, in all material respects, all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with.

(bb)       No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, and except pursuant to the third amended and restated credit agreement dated May 23, 2023 (as disclosed in the Public Record), no Subsidiary of the Company is currently prohibited, directly or indirectly, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(cc)        Except as set forth in the Public Record, the Company and its Subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign Governmental Authorities necessary to conduct their respective businesses (“Permits”) as presently conducted and except for those Permits the failure of which to possess would cause a Material Adverse Effect; the Company and its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Public Record. All Permits are valid and in full force and effect, except where the invalidity of such Permits or failure of such Permits to be in full force and effect would not have a Material Adverse Effect.

(dd)       The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its Subsidiaries’ internal controls over financial reporting are effective, and the Company and its Subsidiaries are not aware of any material weakness or unremediated significant deficiencies in their internal controls over financial reporting, except with respect to the unremediated material weakness on internal control over financial reporting as disclosed in our annual report on Form 10-K for the fiscal year ended December 31, 2023. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15(e) of the Exchange Act) that have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Since the date of the latest audited consolidated financial statements included in the Public Record, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the financial year most recently filed the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(ee)        Except as set forth in the Public Record, and except as would not reasonably be expected to result in a Material Adverse Effect, (1) the Company and its Subsidiaries are in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety (with respect to exposure to hazardous or toxic substances), the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (2) the Company and its Subsidiaries have not received written notice of any actual or potential liability under any Environmental Laws. Except as set forth in the Public Record, and except as would not reasonably be expected to result in a Material Adverse Effect; (3) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or foreign Environmental Laws, or is subject to any pending or, to its knowledge, threatened proceeding in which a Governmental Authority is a party. The Company is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws, except as would not reasonably be expected to result in a Material Adverse Effect.

(ff)         In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its Subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Public Record.

(gg)       Neither the Company nor any of its Subsidiaries has or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended).

(hh)       There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)          The interactive data in eXtensible Business Reporting Language included in the Public Record fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)          Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA.

(kk)        The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, domestic or foreign, (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)          None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently (1) a person or entity designated by the U.S. Government as a Specially Designated National and Blocked Person (“SDN”) on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, https://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists, with which a person or entity subject to U.S. jurisdiction cannot deal or otherwise engage in business transactions or (2) owned or controlled by any person or entity identified in clause (1) above; and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)      The Company and its Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Public Record to be conducted, except as where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Public Record, (1) there are no rights of third parties to any such Intellectual Property that is owned exclusively by the Company or any of its Subsidiaries except such rights as may have been granted in the ordinary course of business; (2) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (3) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (5) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that interferes with the issued or pending claims of any such Intellectual Property, except, in the cases of clauses (1) through (5) above, any right, infringement, action, suit, proceeding or claim would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries holds any U.S. or Canadian patents.

(nn)       With respect to information set forth in the Public Record: (i) information relating to the Company’s estimates of mineral reserves and resources as at the date they were prepared has been reviewed and verified by the Company or independent consultants to the Company as being consistent with the Company’s mineral reserve and mineral resource estimates as at the date they were prepared; (ii) the mineral reserve and mineral resource estimated have been prepared in accordance with SK-1300 under the Act and/or National Instrument 43-101 — Standards of Disclosure for Mineral Projects, as applicable, by or under the supervision of a “qualified person” as defined therein; and (iii) the methods used in estimating the Company’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices.

(oo)       The Company has all corporate right, power and authority to execute and deliver this Agreement and the Subscription Agreements and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement, the Subscription Agreements and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement and the Subscription Agreements has each been duly authorized, executed and delivered by the Company and this Agreement and the Subscription Agreements constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(pp)       Except as disclosed in the Public Record as at the date thereof, and except for: options to acquire 930,550 shares of Common Stock of the Company, restricted share agreements for 77,617 shares of Common Stock of the Company, obligations to issue 123,125 bonus shares for and warrants to acquire 2,169,966 shares of Common Stock of the Company as well as the agreement between each of William Shaver, Perry Ing and Carmen Diges to take all or a portion of their compensation in Common Stock of the Company, as of the date hereof, no person has any right, agreement, option, warrant or other rights to purchase, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other agreement, option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company, as the case may be.

(qq)       All statistical, market-related or forward-looking data or statements included in the Public Record (i) were so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) are accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statements were made with the knowledge of an executive officer or director of the Company that any was false or misleading.

(rr)         The information contained in, related to or derived from the (a) Technical Report Feasibility Study for the Fenix Project with an effective date of December 31, 2020 and a report date of February 16, 2021, prepared by GR Engineering Services Limited; (b) Technical Report Feasibility Study for the Gold Bar Project with an effective date of January 7, 2021 and a report date of February 22, 2021, prepared by M3 Engineering & Technology Corporation; (c) Technical Report for the Black Fox Complex, Canada with an effective date of October 31, 2017, a report date of April 6, 2018, prepared by SRK Consulting (Canada) Inc. and a report date of January 26, 2022 prepared by Wood Canada Limited; (d) Technical Report - Preliminary Economic Assessment Update for the Los Azules Project, Argentina with an effective date of September 1, 2017, a report date of October 16, 2017, prepared by Hatch Ltd., and a report date of May 9, 2023, prepared by Samuel Engineering, Inc., Stantec Inc., and Knight Piesold Ltd.; (e) Technical Report on the San José Silver-Gold Mine, Santa Cruz, Argentina, with an effective date of December 31, 2013 and a report date of August 15, 2014, is based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required, except as disclosed in the Public Record. The Company is in compliance, in all material respects, with the provisions of National Instrument 43-101, and has filed all technical reports required to be filed pursuant thereto.

(ss)        The Common Stock of the Company, including the Shares, are duly listed, and admitted and authorized for trading, on the NYSE and the TSX subject, in the case of the Shares, (i) with respect to the NYSE, to official notice of issuance and (ii) with respect to the TSX, to the receipt of a conditional approval letter and satisfaction of customary conditions required by such exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock of the Company under the Exchange Act, delisting the Common Stock of the Company from either the NYSE or the TSX, nor has the Company received any notification that is currently in effect that the Commission or either the NYSE or the TSX is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE and the TSX.

(tt)         Except pursuant to this Agreement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee, agent’s commission or similar payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(uu)       The Company has not relied upon the Co-Placement Agents or the Co-Placement Agents’ legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(vv)       Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, nor, to the Company’s knowledge, any of their respective affiliate or controlling persons, have taken, directly or indirectly, without giving effect to activities of the Co-Placement Agents, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Company’s Common Stock, whether to facilitate the sale or resale of the Shares, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ww)      There are no reports or information that in accordance with the Canadian Securities Laws must be made publicly available or filed in connection with the offering of the Shares that have not been made publicly available as required.

(xx)        Except as a result of any Follow-On Transaction or any agreement, arrangement, obligation or understanding to which the Company is not a party and of which it has no knowledge, upon issue, (i) the Shares will be “flow-through shares” for the purposes of subsection 66(15) of the Tax Act and (ii) the CEE Shares will be “Ontario focused flow-through shares” for purposes of subsection 103(7) of the Taxation Act, 2007 (Ontario), and the Shares will not be “prescribed shares” for the purposes of section 6202.1 of the regulations to the Tax Act.

(yy)       The Company is:

(i)	a “principal-business corporation” as defined in subsection 66(15) of the Tax Act and will continue to be a “principal-business corporation” until such time as all of the Resource Expenses required to be renounced under the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act; and

(ii)	a “mining exploration company” as defined in subsection 103(7) of the Taxation Act, 2007 (Ontario), and will continue to be a “mining exploration company” until such time as all of the CEE Resource Expenses required to be renounced under the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act.

(zz)        The Company has no reason to believe that:

(i)	it will be unable to incur, on or after the date it has entered into the Subscription Agreements and on or before the First Tranche CDE Termination Date, or renounce to the CDE Purchasers effective on or before March 31, 2025, CDE Resource Expenses in an aggregate amount equal to the First Tranche CDE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act;

(ii)	it will be unable to incur, on or after the date it has entered into the Subscription Agreements and on or before the Second Tranche CDE Termination Date, or renounce to the CDE Purchasers effective on or before September 30, 2025, CDE Resource Expenses in an additional aggregate amount equal to the Second Tranche CDE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act;

(iii)	it will be unable to incur, on or after the date it has entered into the Subscription Agreements and on or before the Third Tranche CDE Termination Date, or renounce to the CDE Purchasers effective on or before December 31, 2025, CDE Resource Expenses in an additional aggregate amount equal to the Third Tranche CDE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act; or

(iv)	it will be unable to incur, on or after the date it has entered into the Subscription Agreements and on or before the CEE Termination Date, or renounce to the CEE Purchasers effective on or before December 31, 2024, CEE Resource Expenses in an aggregate amount equal to the CEE Commitment Amount and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

(aaa)     Other than with respect to the December 2023 FTS Offering, the Company has not entered into any agreements or made any covenants with any parties with respect to the renunciation of CEE and/or CDE, which amounts have not been fully expended and renounced as required under such agreements or covenants, and it has never been in default of any of its legal obligations in respect of any “flow-through share” financings previously undertaken by the Company.

(bbb)    The Company has not entered into any agreements or made any covenants with any parties that would restrict the Company from entering into the Subscription Agreements and agreeing to incur and renounce CDE Resource Expenses during the First Tranche CDE Expenditure Period, the Second Tranche CDE Expenditure Period, and/or the Third Tranche CDE Expenditure Period, and CEE Resource Expenses during the CEE Expenditure Period, in accordance with the Subscription Agreements, nor that would (other than with respect to the December 2023 FTS Offering) require the prior renunciation to any other person of CDE and CEE prior to the renunciation of the aggregate amount paid for the Shares in favour of the Purchasers.

(ccc)     None of the Company, its Subsidiaries or any affiliates, or any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Act.

(ddd)     Assuming the accuracy of the representations and warranties of the Purchasers contained in the Subscription Agreements, the issuance of the Shares are exempt from registration under the Act.

Any certificate signed by any officer of the Company and delivered to the Co-Placement Agents in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Co-Placement Agents.

The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Co-Placement Agents and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 4.            Delivery and Payment. The Closing shall occur at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001 (“Co-Placement Agents Counsel”) (or at such other place as shall be agreed upon by the Co-Placement Agents and the Company). Subject to the terms and conditions hereof, at the Closing payment of the purchase price for the Shares sold on the Closing Date shall be made by Federal Funds wire transfer, against delivery of such Shares, and such Shares shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Shares, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 5.            Covenants and Agreements of the Company. The Company further covenants and agrees with the Co-Placement Agents as follows:

(a)         Registration Statement Matters. The Company will advise the Co-Placement Agents promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus or the Final Prospectus has been filed and will furnish the Co-Placement Agents with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act and pursuant to applicable Canadian Securities Laws, subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Co-Placement Agents, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Final Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission and with applicable Canadian Regulators in accordance with NI 71-101.

(b)         Blue Sky Compliance. The Company will cooperate with the Co-Placement Agents and the Purchasers in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions within the United States as the Co-Placement Agents and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Co-Placement Agents may reasonably request for distribution of the Shares. The Company will advise the Co-Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)         Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by the Incorporated Documents or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the either of the Co-Placement Agent or Co-Placement Agents Counsel, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Co-Placement Agents and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Co-Placement Agents with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(d)         Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the Incorporate Documents and any Prospectus or prospectus supplement and any amendments and supplements thereto, as either of the Co-Placement Agents may reasonably request.

(e)         Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Co-Placement Agents, make any offer relating to the Shares that would constitute an Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Co-Placement Agents expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)          Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g)         No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(h)         Acknowledgment. The Company acknowledges that any advice given by a Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(i)          Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(j)          Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k)         Subsequent Equity Sales. The Company will not without the prior written consent of CFCC, on behalf of the Co-Placement Agents, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission or any Canadian regulator in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, except that the Company may (i) file a registration statement or prospectus with the Commission in respect of the Shares and sell the Shares to the Purchasers pursuant to the Transaction Documents, (ii) file any registration statement on Form S-8 designed to register or replace any equity plan or arrangement described in the Time of Sale Disclosure Package, the Final Prospectus and the Registration Statement, (iii) issue and sell Common Stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and disclosed in the Time of Sale Disclosure Package, the Final Prospectus and the Registration Statement, (iv) issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding on the date hereof and disclosed in the Time of Sale Disclosure Package, the Final Prospectus and the Registration Statement, or (v) issue Common Stock to a seller in connection with the acquisition by the Company of mineral properties or other entities engaged in the mining business (including, without limitation, pursuant to an option agreement, joint venture or asset purchase), provided that the aggregate number of shares of Common Stock issued in connection with such transactions shall not exceed 15% of the number of shares of Common Stock outstanding as of the Closing Date; provided, however, that, except in the circumstance of an unsolicited bid, any such securities issued may not be subsequently disposed of until 90 days after the date of this Agreement by any recipient of such shares who, subsequent to such transaction, beneficially owns more than 1% of the Common Stock outstanding as of the Closing Date.

(l)          Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that a Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

(m)        Tax Matters. The Company agrees with the Co-Placement Agents that:

(i)	it will incur (or be deemed to incur) on the Stock, Stock East, Stock West and Grey Fox properties, located within the Black Fox Complex, and other mining properties located in Ontario, Canada:

(A)	CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount on or before the First Tranche CDE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the CDE Purchasers, with an effective date no later than March 31, 2025, pursuant to subsection 66(12.62) of the Tax Act, CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount (but, for greater certainty, the calculation of the CDE Resources incurred and renounced, pursuant to this Section 5(m)(i)(A), shall not include any amounts included in the calculation of the CDE Resource Expenses incurred and renounced pursuant to Section 5(m)(i)(B) or Section 5(m)(i)(C), respectively);

(B)	additional CDE Resource Expenses in an amount equal to the Second Tranche CDE Commitment Amount on or before the Second Tranche CDE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the CDE Purchasers, with an effective date no later than September 30, 2025, pursuant to subsection 66(12.62) of the Tax Act, CDE Resource Expenses in an amount equal to the Second Tranche CDE Commitment Amount (but, for greater certainty, the calculation of the CDE Resources incurred and renounced, pursuant to this Section 5(m)(i)(B), shall not include any amounts included in the calculation of the CDE Resource Expenses incurred and renounced pursuant to Section 5(m)(i)(A) or Section 5(m)(i)(C), respectively);

(C)	additional CDE Resource Expenses in an amount equal to the Third Tranche CDE Commitment Amount on or before the Third Tranche CDE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the CDE Purchasers, with an effective date no later than December 31, 2025, pursuant to subsection 66(12.62) of the Tax Act, CDE Resource Expenses in an amount equal to the Third Tranche CDE Commitment Amount (but, for greater certainty, the calculation of the CDE Resources incurred and renounced, pursuant to this Section 5(m)(i)(C), shall not include any amounts included in the calculation of the CDE Resource Expenses incurred and renounced pursuant to Section 5(m)(i)(A) or Section 5(m)(i)(B), respectively); and

(D)	CEE Resource Expenses in an amount equal to the CEE Commitment Amount on or before the CEE Termination Date in accordance with the Subscription Agreements and this Agreement and agrees to renounce to the CEE Purchasers, with an effective date no later than December 31, 2024, pursuant to subsection 66(12.6) of the Tax Act, and in conjunction with subsection 66(12.66) of the Tax Act, CEE Resource Expenses in an amount equal to the CEE Commitment Amount;

(ii)	it shall ensure all of the expenses that are renounced by the Company to each CEE Purchaser qualify as Flow-Through Mining Expenditures and Eligible Ontario Exploration Expenditures;

(iii)	it shall file with the CRA, within the times prescribed by the Tax Act, all Prescribed Forms, including Statements of Resources Expenses (T101) for the Purchasers, to renounce (in accordance with Section 5(m)(i) and the Subscription Agreements) to:

(A)	the CDE Purchasers,

(1)	CDE Resource Expenses in an aggregate amount equal to the First Tranche CDE Commitment Amount with an effective date of no later than March 31, 2025,

(2)	additional CDE Resource Expenses in an aggregate amount equal to the Second Tranche CDE Commitment Amount with an effective date of no later than September 30, 2025, and

(3)	additional CDE Resource Expenses in an aggregate amount equal to the Third Tranche CDE Commitment Amount with an effective date of no later than December 31, 2025,

and provide the CDE Purchasers with copies of all such forms as are required to be provided thereto on a timely basis and in any event before the end of the first month after the month in which the applicable renunciation is made, such delivery constituting the authorization of the Company to the CDE Purchasers to file such Prescribed Forms with the relevant taxation authorities; and

(B)	the CEE Purchasers, CEE Resource Expenses in an aggregate amount equal to the CEE Commitment Amount with an effective date of no later than December 31, 2024, and provide the CEE Purchasers with copies of all such forms as are required to be provided thereto on a timely basis and in any event on or before March 1, 2025, such delivery constituting the authorization of the Company to the CEE Purchasers to file such Prescribed Forms with the relevant taxation authorities;

(iv)	upon it becoming aware that on completion of a CRA review or audit of the Resource Expenses spent by the Company, that CRA intends to challenge or deny the deduction of some or all of the Resource Expenses renounced to the Purchasers pursuant to the Subscription Agreements, the Company will notify the Co-Placement Agents and the Purchasers immediately, and upon the Company becoming aware of the fact that the amounts purportedly renounced pursuant to the Subscription Agreements exceeds the amounts that it is entitled to renounce under the Tax Act, the Company will notify the Co-Placement Agents and the Purchasers immediately and comply with subsection 66(12.73) of the Tax Act, including the filing with the CRA of the statements contemplated therein, in an expeditious manner, copies of which will be sent concurrently to the Co-Placement Agents and the Purchasers;

(v)	it shall incur (or be deemed to incur) and renounce:

(A)	CDE Resource Expenses pursuant to the Subscription Agreements with respect to CDE (the “CDE Agreements”) pro rata by the number of flow-through shares issued or to be issued pursuant thereto before incurring and renouncing CDE pursuant to any other agreement which the Company may enter into with any person with respect to the issue of flow-through shares (as defined under subsection 66(15) of the Tax Act) after the Closing Date. The Company shall not, without the prior written consent of the CDE Purchasers (which consent may not be unreasonably withheld) enter into any other agreement which would prevent or restrict its ability to renounce, to the CDE Purchasers, CDE Resource Expenses in an aggregate amount equal to the CDE Commitment Amount. If the Company is required under the Tax Act or otherwise to reduce CDE Resource Expenses previously renounced to the CDE Purchasers, the reduction shall be made pro rata by the number of flow-through shares issued or to be issued pursuant to the CDE Agreements but the Company shall not reduce CDE Resource Expenses renounced to the CDE Purchasers under such agreements until it has first reduced to the extent possible all CDE renounced to persons under subscription and renunciation agreements for flow-through shares entered into after the Closing Date. Such reductions shall be without any prejudice to any other rights the CDE Purchasers may have under the Subscription Agreements; and

(B)	CEE Resource Expenses pursuant to the Subscription Agreements with respect to CEE (the “CEE Agreements”) pro rata by the number of flow-through shares issued or to be issued pursuant thereto before incurring and renouncing CEE pursuant to any other agreement which the Company may enter into with any person with respect to the issue of flow-through shares (as defined under subsection 66(15) of the Tax Act) after the Closing Date. The Company shall not, without the prior written consent of the CEE Purchasers (which consent may not be unreasonably withheld) enter into any other agreement which would prevent or restrict its ability to renounce CEE Resource Expenses to the CEE Purchasers in an aggregate amount equal to the CEE Commitment Amount. If the Company is required under the Tax Act or otherwise to reduce CEE Resource Expenses previously renounced to the CEE Purchasers, the reduction shall be made pro rata by the number of flow-through shares issued or to be issued pursuant to the CEE Agreements but the Company shall not reduce CEE Resource Expenses renounced to the CEE Purchasers under such agreements until it has first reduced to the extent possible all CEE renounced to persons under subscription and renunciation agreements for flow-through shares entered into after the Closing Date. Such reductions shall be without any prejudice to any other rights the CEE Purchasers may have under the Subscription Agreements, provided that for greater certainty, nothing in this Section 5(m)(v) shall limit in any way the Company’s ability or obligation to incur and renounce CEE and CDE (as applicable) pursuant to the December 2023 FTS Offering;

(vi)	the expenditures to be renounced by it to the Purchasers:

(A)	will be CDE Resource Expenses or CEE Resource Expenses on the effective date of the renunciation, as applicable;

(B)	in the case of CDE Resource Expenses, will not include the amount of any assistance described in paragraph 66(12.62)(a) of the Tax Act, expenses that are “Canadian exploration and development overhead expenses” (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.62)(b) of the Tax Act) of the Company, specified expenses that are described in paragraph (e) of the definition of “Canadian development expense” in subsection 66.2(5) of the Tax Act or that are described in paragraph (f) of that definition because of the reference in the latter paragraph to paragraph (e), or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(C)	in the case of CEE Resource Expenses, will not include the amount of any assistance described in paragraph 66(12.6)(a), expenses that are “Canadian exploration and development overhead expenses” (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Company, amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(D)	will not include any amount that has previously been renounced by the Company to a Purchaser or to any other person;

(E)	are amounts in respect of which the Company would be entitled to a deduction for purposes of Part I of the Tax Act but for the renunciation to a Purchaser; and

(F)	will not be subject to any reduction or reduction order under subsection 66(12.73) of the Tax Act;

(vii)	it shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to:

(A)	renounce, to the CDE Purchasers (in accordance with Section 5(m)(i) and the Subscription Agreements), CDE Resource Expenses in an amount equal to the First Tranche CDE Commitment Amount, additional CDE Resource Expenses in an amount equal to the Second Tranche CDE Commitment Amount, and additional CDE Resource Expenses in an amount equal to the Third Tranche CDE Commitment Amount, and the Company shall not reduce the amounts renounced to the CDE Purchasers pursuant to subsection 66(12.62) of the Tax Act. The Company shall notify the CDE Purchasers and the Co-Placement Agents in the event that it becomes aware of or is informed of an issue in relation to its ability to claim such CDE Resource Expenses; and

(B)	renounce CEE Resource Expenses to the CEE Purchasers in an amount equal to the CEE Commitment Amount (in accordance with Section 5(m)(i) and the Subscription Agreements) and the Company shall not reduce the amount renounced to the CEE Purchasers pursuant to subsection 66(12.6) of the Tax Act. The Company shall notify the CEE Purchasers and the Co-Placement Agents in the event that it becomes aware of or is informed of an issue in relation to its ability to claim such CEE Resource Expenses;

(viii)	if it receives, or becomes entitled to receive, or may reasonably be expected to receive, any assistance which is described in the definition of “assistance” under subsection 66(15) of the Tax Act and the receipt of or entitlement or reasonable expectation to receive such assistance has or will have the effect of:

(A)	reducing the amounts of the CDE Resource Expenses validly renounced to the CDE Purchasers under the Subscription Agreements to less than the CDE Commitment Amount, then the Company will incur additional CDE Resource Expenses using funds from sources other than the CDE Commitment Amount (or the CEE Commitment Amount) in an amount equal to such assistance, such that:

(1)	the amount of the CDE Resource Expenses renounced to the CDE Purchasers effective no later than March 31, 2025 pursuant to (and in accordance with) the terms of the Subscription Agreements will not be less than the First Tranche CDE Commitment Amount;

(2)	in addition to the amount of the CDE Resource Expenses referenced in Section 5(m)(viii)(A)(1), the amount of the CDE Resource Expenses renounced to the CDE Purchasers effective no later than September 30, 2025 pursuant to (and in accordance with) the terms of the Subscription Agreements will not be less than the Second Tranche CDE Commitment Amount; and

(3)	in addition to the amounts of the CDE Resource Expenses referenced in Section 5(m)(viii)(A)(1) and Section 5(m)(viii)(A)(2), the amount of the CDE Resource Expenses renounced to the CDE Purchasers effective no later than December 31, 2025 pursuant to (and in accordance with) the terms of the Subscription Agreements will not be less than the Third Tranche CDE Commitment Amount; or

(B)	reducing the amount of CEE validly renounced to the CEE Purchasers under the Subscription Agreements to less than the CEE Commitment Amount, then the Company will incur additional CEE Resource Expenses using funds from sources other than the CEE Commitment Amount (or the CDE Commitment Amount) in an amount equal to such assistance, such that the aggregate CEE Resource Expenses renounced to the CEE Purchasers effective no later than December 31, 2024 pursuant to (and in accordance with) the terms of the Subscription Agreements will not be less than the CEE Commitment Amount;

(ix)	it shall use the Commitment Amount received under the Subscription Agreements solely to incur (or be deemed to incur) Resource Expenses on the Company’s directly or indirectly held mineral resource properties in Ontario, and in that regard shall have, prior to the Closing Date, entered into all farm-in or other agreements as are necessary to obtain a working interest in properties upon which such expenditures are made;

(x)	it shall timely file with the CRA and any applicable provincial tax authority any return required to be filed under Part XII.6 of the Tax Act (or any corresponding provision of applicable provincial law) in respect of the particular year, and will pay any tax or other amount owing in respect of that return on a timely basis;

(xi)	if it amalgamates or merges with any one or more companies, any shares issued to or held by a Purchaser as a replacement for the Shares as a result of such amalgamation or merger will qualify as “flow-through shares” as defined in subsection 66(15) of the Tax Act and in particular will not be “prescribed shares” as defined in section 6202.1 of the regulations to the Tax Act;

(xii)	it shall not enter into any other agreement which would prevent or restrict its ability to renounce Resource Expenses to the Purchasers in the amount equal to the Commitment Amount;

(xiii)	if it does not renounce to a Purchaser:

(A)	in the case of a CDE Purchaser,

(1)	CDE Resource Expenses equal to their portion of the First Tranche CDE Commitment Amount effective on or before March 31, 2025 (as determined under, and in accordance with, their applicable Subscription Agreement),

(2)	additional CDE Resource Expenses equal to their portion of the Second Tranche CDE Commitment Amount effective on or before September 30, 2025 (as determined under, and in accordance with, their applicable Subscription Agreement), or

(3)	additional CDE Resource Expenses equal to their portion of the Third Tranche CDE Commitment Amount effective on or before December 31, 2025 (as determined under, and in accordance with, their applicable Subscription Agreement), or

(B)	in the case of a CEE Purchaser, CEE Resource Expenses equal to their portion of the CEE Commitment Amount effective on or before December 31, 2024 (as determined under their applicable Subscription Agreement), and provided the particular Purchaser is not in breach of any of its representations, warranties or covenants which would prevent the renunciation of such expenses, the Company shall indemnify and hold harmless the Purchaser and each of the partners thereof if the Purchaser is a partnership or a limited partnership (for the purposes of this paragraph, each a “Tax Indemnified Person”) as to, and pay in settlement thereof to the Tax Indemnified Person within 20 Business Days from the date the amount is determined, an amount equal to the amount of any tax (within the meaning of “excluded obligation” in paragraph 6202.1(5)(c) of the regulations to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by any Tax Indemnified Person as a consequence of such failure. If the amount renounced to the Purchaser hereunder is reduced pursuant to subsection 66(12.73) of the Tax Act, the Company shall indemnify and hold harmless each Tax Indemnified Person as to, and pay in settlement thereof to the Tax Indemnified Person within 20 Business Days following the receipt by a Tax Indemnified Person of a notice of assessment or reassessment issued by the relevant tax authorities to the Tax Indemnified Person (the “Tax Indemnified Person Assessment”) and that is communicated in writing to the Company including a complete copy of the Tax Indemnified Person Assessment, an amount equal to the amount of any tax (within the meaning of “excluded obligation” in paragraph 6202.1(5)(c) of the regulations to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by the Tax Indemnified Person as a consequence of such reduction. Nothing in this paragraph shall derogate from any rights or remedies the Purchaser may have at common law or civil law with respect to liabilities other than those payable under the Tax Act. For certainty, the foregoing indemnity shall have no force or effect and the Purchaser shall not have any recourse or rights of action to the extent that such indemnity, recourse or rights of action would otherwise cause the Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act. To the extent that any person entitled to be indemnified under this section is not a party to this Agreement, the Co-Placement Agents shall obtain and hold the rights and benefits of this Agreement in trust for, and on behalf of, such person and such person (or the Co-Placement Agents on such person’s behalf) shall be entitled to enforce the provisions of this section notwithstanding that such person is not a party to this Agreement;

(xiv)	it shall file with CRA within the time prescribed by subsection 66(12.68) of the Tax Act, the forms prescribed for the purposes of such legislation together with a copy of a Subscription Agreement and any “selling instrument” contemplated by such legislation or by this Agreement, necessary to renounce Resource Expenses equal to the Commitment Amount and shall forthwith following such filings provide to the Purchasers and the Co-Placement Agents copies of such forms certified by an officer of the Company;

(xv)	it shall be required to file, and will duly file, Canadian income tax returns for all taxation years of the Company, which include dates within the First Tranche CDE Expenditure Period, Second Tranche CDE Expenditure Period, Third Tranche CDE Expenditure Period, and CEE Expenditure Period;

(xvi)	it shall perform and carry out all acts and things to be completed by it as provided in the Subscription Agreements; and

(xvii)	it will not knowingly renounce any Resource Expense to any trust, corporation or partnership with which the Company has a “prohibited relationship” as defined in subsection 66(12.671) of the Tax Act.

Section 6.            Follow-On Transactions.

(a)         Each of the Company and the Co-Placement Agents understand that some of the Purchasers (or beneficial purchasers for whom such Purchasers are contracting under the Subscription Agreements) are acquiring the Shares with the intention of (i) donating all or a portion of such Shares to a “qualified donee”, as defined in the Tax Act, as part of a charitable donation arrangement promoted by a third party, or (ii) immediately selling the Shares to a third party (each a “Follow-On Transaction”).

(b)         Each of the Company and the Co-Placement Agents acknowledge that the other has no knowledge of the Follow-On Transactions other than that they may or may not occur and that the Company and the Co-Placement Agents will have no involvement or participation in any Follow-On Transactions, other than to register any transfer of securities required as a result.

(c)         The Company and the Co-Placement Agents do not act, and will not purport to act, as agent or representative of the other in connection with any Follow-On Transaction and services or activities, if any, performed by the Company or the Co-Placement Agents in connection with any Follow-On Transaction are excluded from this Agreement. The consideration payable to the Co-Placement Agents hereunder is for the Co-Placement Agents’ services in respect of the Offering only. The parties further acknowledge that the Company is not entitled, and will not become entitled, to receive any consideration in respect of any Follow-On Transaction that might occur.

(d)         Without limiting any indemnification obligations contained herein, neither the Company nor the Co-Placement Agents shall be liable or responsible for any breach of any covenant or representation given in this Agreement if the Shares are “prescribed shares” under section 6202.1 of the regulations to the Tax Act as a result of the Follow-On Transactions.

Section 7.            Conditions of the Obligations of the Co-Placement Agents. The obligations of the Co-Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 3 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)         Accountant’s Comfort Letter. On the date hereof, the Co-Placement Agents shall have received, and the Company shall have caused to be delivered to the Co-Placement Agents, a letter from Ernst & Young, LLP (Toronto, Canada) (the independent registered public accounting firm of the Company), addressed to the Co-Placement Agents, dated as of the date hereof, in form and substance satisfactory to the Co-Placement Agents. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Co-Placement Agents’ sole judgment, is material and adverse and that makes it, in the Co-Placement Agents’ sole judgment, impracticable or inadvisable to proceed with the Offering of the Shares as contemplated by such Prospectus.

(b)         Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus (in accordance with Rule 424(b)) and “free writing prospectus”, if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and, if applicable, FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)         Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Co-Placement Agents Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 7.

(d)          No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Co-Placement Agents’ sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Effect”).

(e)          Opinion of Counsel for the Company. The Co-Placement Agents shall have received on the Closing Date the favorable opinion of US legal counsel and Canadian legal counsel to the Company, dated as of the Closing Date, including, without limitation, (i) a negative assurance letter and a customary corporate opinion of the Company, each from US legal counsel, addressed to the Co-Placement Agents and in form and substance satisfactory to the Co-Placement Agents, (ii) a title opinion, from Canadian legal counsel, comprising the unpatented claims, of Stock, Stock East, Stock West and Grey Fox properties located within the Black Fox Complex and (iii) an opinion, from Canadian legal counsel, in form and substance satisfactory to the Co-Placement Agents and their counsel, relating to (A) customary corporate opinions in relation to 10393444 Canada Inc. and a customary securities laws opinion in respect of the Offering, (B) the Shares being “flow-through shares”, as defined in subsection 66(15) of the Tax Act, and not “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act and (C) the CEE Shares being “Ontario focused flow-through shares” within the meaning of subsection 103(7) of the Taxation Act, 2007 (Ontario).

(f)           Officers’ Certificate. The Co-Placement Agents shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Co-Placement Agents shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, any Prospectus Supplement, and this Agreement and to the further effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)          When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission and the applicable Canadian Regulators, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Co-Placement Agents expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act or applicable Canadian Securities Laws, and the rules and regulations of the Commission and the applicable Canadian Regulators, thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv)          Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)          Bring-down Comfort Letter. On the Closing Date, the Co-Placement Agents shall have received from Ernst & Young, LLP (Toronto, Canada), or such other independent registered public accounting firm of the Company, a letter dated as of the Closing Date, in form and substance satisfactory to the Co-Placement Agents, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 7, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the Closing Date.

(h)          Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the NYSE, and duly listed and posted for trading on the TSX, in each case, as of opening of trading on the Closing Date, subject only to the Company fulfilling the Standard Listing Conditions, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE or the TSX, nor shall the Company have received any information suggesting that the Commission, Canadian Regulators, the NYSE or the TSX is contemplating terminating such registration or listing.

(i)           Lock-Up Agreements. On the Closing Date, the Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the directors and officers of the Company.

(j)           Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 8 (Payment of Expenses), Section 9 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 8.            Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus, the Final Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Co-Placement Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Co-Placement Agents, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Co-Placement Agents of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Co-Placement Agents’ participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares on the NYSE and on the TSX; (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Co-Placement Agents’ employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 9.             Indemnification and Contribution.

(a)         The Company agrees to indemnify and hold harmless each Placement Agent, its respective affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (each Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, any Prospectus, or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Shares in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b)         Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by either Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to such Placement Agent requesting such assumption, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of each Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)         In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Co-Placement Agents and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Co-Placement Agents and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Co-Placement Agents pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Co-Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Co-Placement Agents under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)         The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)         The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f)          Where a Co-Placement Agent has purchased Shares as principal for its own account, the indemnities in this Section 9 shall not apply to the extent that such indemnities would otherwise cause the Shares to become “prescribed shares” within the meaning of Section 6202.1 of the regulations to the Tax Act.

Section 10.         Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of each Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 11.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

Section 12.	If to CFCC to the address set forth above, attention: Elan Shevel, Chief Compliance Officer, email: eshevel@cantor.com.

If to Cantor to the address set forth above,
attention: General Counsel,
email: #legal-IBD@cantor.com.

If to A.G.P./Alliance Global Partners to the address set forth above, attention: Thomas J. Higgins,
email: thiggins@allianceg.com.

If to H.C. Wainwright & Co., LLC to the address set forth above, attention: Legal,
email: notice@hcwco.com.

If to Roth Capital Partners, LLC to the address set forth above, attention: Equity Capital Markets,
email: rothecm@roth.com.

With a copy to:

Cooley LLP, U.S. counsel for the Co-Placement Agents

55 Hudson Yards

New York, NY 10001-2157

Attention: Daniel I. Goldberg (email: dgoldberg@cooley.com)

Fasken Martineau DuMoulin LLP, Canadian counsel for the Co-Placement Agents

333 Bay Street, Suite 2400

Toronto, Ontario M5H 2T6

Attention: Alex Nikolic (email: anikolic@fasken.com)

If to the Company:

150 King Street West Suite 2800
Toronto, Ontario, Canada M5H 1J9
Email: rob@mcewenmining.com
Attention: Rob McEwen

With a copy to:

Hogan Lovells US LLP
1601 Wewatta Street
Suite 900
Denver, CO 80202

Attention: George Hagerty (email: george.hagerty@hoganlovells.com)

Bennett Jones LLP

3400 One First Canadian Place
Toronto, Ontario, Canada M5X 1A4

Attention: Michael Melanson (email: melansonm@bennettjones.com)

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 14.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15.          Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in Toronto, Ontario, Canada and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the Province of Ontario, without regard to the conflict of laws principles thereof. Each of the Co-Placement Agents and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the courts of Toronto, Ontario, Canada, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts of the Province of Ontario in any such suit, action or proceeding. Each of the Co-Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the courts of the Province of Ontario and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon each Placement Agent mailed by certified mail to such Placement Agent’s address shall be deemed in every respect effective service process upon such Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that none of the Co-Placement Agents nor their respective affiliates, and the respective officers, directors, employees, agents and representatives of the Co-Placements Agent, their respective affiliates and each other person, if any, controlling the Co-Placement Agents or any of their respective affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 16.          Definitions.

(a)         “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Toronto, Ontario.

(b)         “Canadian Development Expenses” or “CDE” means an expense as described in the definition of “Canadian development expense” in subsection 66.2(5) of the Tax Act, other than amounts which are: (i) assistance described in paragraph 66(12.62)(a) of the Tax Act; (ii) prescribed to be Canadian exploration and development overhead expenses for purposes of paragraph 66(12.62)(b) of the Tax Act; (iii) specified expenses that are described in paragraph (e) of the definition of “Canadian development expense” in subsection 66.2(5) of the Tax Act or that are described in paragraph (f) of that definition because of the reference in the latter paragraph to paragraph (e); or (iv) any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act.

(c)          “Canadian Exploration Expenses” or “CEE” means the expenses described in paragraph (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act, or that would be described in paragraph (h) of that definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.4)” were a reference to “paragraph (f)”, excluding Canadian exploration expenses to the extent of the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, amounts which are prescribed to constitute “Canadian exploration and development overhead expense” for purposes of paragraph 66(12.6)(b) of the Tax Act, any expenditures described in paragraph 66(12.6)(b.1) of the Tax Act, and any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act.

(d)         “Canadian Jurisdictions” means each of the provinces of Canada, except Quebec.

(e)         “Canadian Regulators” means the securities commissions or similar regulatory authorities of the Canadian Jurisdictions.

(f)          “CDE Agreements” has the meaning ascribed thereto in Section 5(m)(v)(A).

(g)         “CDE Commitment Amount” means the aggregate amount paid for the CDE Shares on the Closing Date.

(h)         “CDE Purchasers” means the purchasers of the CDE Shares from the Company pursuant to the Offering.

(i)          “CDE Resource Expenses” means expenses which are CDE incurred during the First Tranche CDE Expenditure Period, the Second Tranche CDE Expenditure Period, or the Third Tranche CDE Expenditure Period, as applicable, which may be renounced by the Company pursuant to subsection 66(12.62) of the Tax Act with an effective date not later than March 31, 2025, September 30, 2025, or December 31, 2025, as applicable, and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes.

(j)          “CEE Agreements” has the meaning ascribed thereto in Section 5(m)(v)(B).

(k)         “CEE Commitment Amount” means the aggregate amount paid for the CEE Shares on the Closing Date.

(l)          “CEE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(i)	the date on which the CEE Commitment Amount has been fully expended in accordance with the terms thereof; and

(ii)	the CEE Termination Date.

(m)        “CEE Purchasers” means the purchasers of the CEE Shares from the Company pursuant to the Offering.

(n)         “CEE Resource Expenses” means expenses which are CEE, which shall also qualify as Flow-Through Mining Expenditures and Eligible Ontario Exploration Expenditures, and that are incurred (or deemed to be incurred) on or after the Closing Date and on or before the CEE Termination Date, and which may be renounced by the Company pursuant to subsection 66(12.6) of the Tax Act, in conjunction with subsection 66(12.66) of the Tax Act, as necessary, with an effective date not later than December 31, 2024 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes.

(o)         “CEE Termination Date” means December 31, 2025.

(p)         “Commitment Amount” means together, the CDE Commitment Amount and the CEE Commitment Amount.

(q)         “CRA” means Canada Revenue Agency.

(r)          “December 2023 FTS Offering” means the issuance and sale of 788,000 shares of Common Stock of the Company that qualified as “flow-through shares” as defined in subsection 66(15) of the Tax Act with respect to Canadian Exploration Expenses and 1,115,000 shares of Common Stock of the Company that qualified as “flow-through shares” as defined in subsection 66(15) of the Tax Act with respect to Canadian Development Expenses, pursuant to the terms and conditions of applicable subscription and renunciation agreements dated December 14, 2023.

(s)         “Eligible Ontario Exploration Expenditures” means “eligible Ontario exploration expenditures” within the meaning of the Taxation Act, 2007 (Ontario) (on the assumption that the definition of “flow-through mining expenditure” in subsection 127(9) of the Tax Act is amended as proposed in amendments contained in Bill C-69 introduced May 2, 2024);

(t)          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder;

(u)         “First Tranche CDE Commitment Amount” means the amount of C$4,100,000.

(v)         “First Tranche CDE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(i)	the date on which the First Tranche CDE Commitment Amount has been fully expended in accordance with the terms thereof; and

(ii)	the First Tranche CDE Termination Date.

(w)        “First Tranche CDE Termination Date” means March 31, 2025.

(x)          “Flow-Through Mining Expenditure” means an expense which will, once renounced to a Purchaser, be a “flow-through mining expenditure” (as defined in subsection 127(9) of the Tax Act, as amended and as proposed in amendments, relating to the definition of “flow-through mining expenditure”, contained in Bill C-69 introduced May 2, 2024) of the Purchaser or, where the Purchaser is a partnership, of the members of the Purchaser to the extent of their respective shares of the expense so renounced.

(y)         “Follow-On Transaction” has the meaning ascribed to such term in Section 6 hereof.

(z)          “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(aa)        “NI 71-101” means National Instrument 71-101 – The Multijurisdictional Disclosure System, as adopted by the Canadian Securities Administrators.

(bb)       “Prescribed Forms” means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act, or pursuant to any other applicable provincial law filed or to be filed by the Company within the prescribed times renouncing to the Purchasers the Resource Expenses incurred pursuant to the Subscription Agreements;

(cc)        “Public Record” means all documents filed by the Company with the securities commissions in Canada under applicable Canadian Securities Laws or with the Commission since January 1, 2021.

(dd)       “Purchasers” means together, the CDE Purchasers and the CEE Purchasers.

(ee)        “Resource Expenses” means together, the CDE Resource Expenses and CEE Resource Expenses.

(ff)         “Required Approvals” means (i) the filing with the Commission of the Prospectus Supplement, (ii) application(s) to the principal Trading Market in the United States and the TSX for the listing of the Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws.

(gg)       “Second Tranche CDE Commitment Amount” means the amount of C$8,200,000.

(hh)       “Second Tranche CDE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(i)            the date on which the Second Tranche CDE Commitment Amount (in addition to the First Tranche CDE Commitment Amount) has been fully expended in accordance with the terms thereof; and

(ii)           the Second Tranche CDE Termination Date.

(ii)          “Second Tranche CDE Termination Date” means September 30, 2025.

(jj)          “Subsidiary” shall mean each “significant subsidiary” of the Company as defined in Rule 405 under the Act, as listed on Exhibit B attached hereto.

(kk)        “Subscription Agreements” means the subscription and renunciation agreements entered into by each Purchaser and the Company in respect of the subscription for Shares in the form and on terms and conditions satisfactory to each of the Company and Agents, each acting reasonably.

(ll)          “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended, reenacted or replaced from time to time, including all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such tax proposals will be enacted in the form proposed.

(mm)      “Tax Indemnified Person” has the meaning ascribed thereto in Section 5(m)(xiii).

(nn)       “Tax Indemnified Person Assessment” has the meaning ascribed thereto in Section 5(m)(xiii).

(oo)       “Third Tranche CDE Commitment Amount” means the aggregate amount paid for the CDE Shares on the Closing Date in excess of the sum of: (i) the First Tranche CDE Commitment Amount; and (ii) the Second Tranche CDE Commitment Amount.

(pp)       “Third Tranche CDE Expenditure Period” means the period commencing on the date of acceptance of the Subscription Agreements and ending on the earlier of:

(i)            the date on which the Third Tranche CDE Commitment Amount (in addition to the First Tranche CDE Commitment Amount and the Second Tranche CDE Commitment Amount) has been fully expended in accordance with the terms thereof; and

(ii)           the Third Tranche CDE Termination Date.

(qq)       “Third Tranche CDE Termination Date” means December 31, 2025.

Section 17.          General Provisions.

(a)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)         The Company acknowledges that in connection with the offering of the Shares: (i) the Co-Placement Agents have acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Co-Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against either Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MCEWEN MINING INC.,
a Colorado corporation

By:	/s/ Perry Ing
Name:	Perry Ing
Title:	Chief Financial Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Elan Shevel
Name:	Elan Shevel
Title:	Chief Compliance officer

CANTOR FITZGERALD & CO.

By:	/s/ Asil Ahmed
Name:	Asil Ahmed
Title:	Managing Director - Co-Head of ECM

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

ROTH CAPITAL PARTNERS, LLC

By:	/s/ J. Barry
Name:	J. Barry
Title:	Managing Director

EXHIBIT A

FORM OF LOCKUP AGREEMENT

 EXHIBIT B

SUBSIDIARIES

10393444 Canada Inc.

Lexam VG Gold Inc.

Pangea Resources Inc.

Compania Minera Pangea S.A. de C.V

Nevada Pacific Gold (US) Inc.

NPG US LLC

Ticup LLC

McEwen Mining Nevada Inc.

Golden Pick LLC

WKGUS LLC

Gold Bar Enterprises LLC

McEwen Copper Inc.

McEwen Mining Alberta ULC

McEwen Mining Minera Andes Acquisition Corp.

Minera Andes Inc.

International Copper Mining Inc.

Los Azules Mining Inc.

San Juan Copper Inc.

Andes Corporation Minera SA

Minera Andes Mining Inc.

Minera Andes Santa Cruz Inc.

Latin America Exploration Inc.

Minera Andes SA

Minera Santa Cruz SA

Tonkin Springs LLC

Tonkin Springs Venture Limited Partnership

Tonkin Springs Gold Mining Company

U.S. Environmental Corporation